**This is to certify that
the attached is a true and complete
copy of the original Notarial Deed**

Düsseldorf, this 20 day of September, 2009
Deed No. 1732/2009 Op dated 19.10.2009
/He 09.1173.17

Dr. Oppermann, Notar

DR. RAINER OPPERMANN · NOTAR IN DÜSSELDORF

Notare
Dr. Florian Braunfels
Dr. Rainer Oppermann

Königsallee 31
40212 Düsseldorf
Telefon 02 11/13 00 70
Telefax 02 11/13 10 20
welcome@notarixx.de

Notarial Deed

Deed No. 1732 for 2009 Op

Share purchase agreement concerning a *GmbH* (i.e. Limited Liability Company)

Negotiated at Düsseldorf this 19 day of October, 2009

Before the undersigned German Notary

Dr. Rainer Oppermann

duly admitted and sworn with official residence at Düsseldorf

appeared:

1. Mr. Igor Plahuta (herinafter "Plahuta")
   born am August 4, 1962
   Calle Falgũera 39 B, 7001 Palma de Mallorca, Spain
   identified by ID-card

2. Mr. John Rossi (herinafter "Rossi")
   born on November 27, 1959
   59 Lapraik St. Ascot (QLD) 4007 Australia
   identified by Australian Passport

3. for and on behalf of
   GARB-OIL & POWER Corporation (herinafter "Garb")
   1588 South Main Street
   Second Floor, Suite 200
   Salt Lake City, Utah
   84115 USA

   Mr. John Rossi
   born on November 27, 1959
   59 Lapraik St. Ascot (QLD) 4007 Australia
   identified by Australian Passport
   as proxy by virtue of a power of attorney dated October 8, 2009

asking for notarisation of the following declarations:

(1) Mr. Igor Plahuta and Mr. John Rossi are the only shareholders of

RPS GmbH Resource Protection Systems
with corporate seat in Iserlohn (HRB 5761)
Trift 4, 58636 Iserlohn
tax no: 328/59/12/0079
tax office: Iserlohn
share capital € 25.000,00
(the "GmbH").

Plahuta owns shares in the nominal amount of € 12.500,00 (serial no. 12.501 to 25.000).

**Liste der Gesellschafter (§ 40 GmbHG)**

der RPS GmbH Resource Protection Systems
mit Sitz in Iserlohn
Anschrift: Trift 4, 58636 Iserlohn

| lfd. Nr. des Geschäftsanteils | Gesellschafter | Anzahl der Anteile | Nennbetrag je Geschäftsanteil € | Summe der Nennbeträge € | Veränderungen/ Bemerkungen |
|---|---|---|---|---|---|
| 1 bis 12.500 | John Rossi, * 27.11.1959<br>59 Lapraik St. Ascot (QLD) 4007 Australia | 12.500 | 1,00 | 12.500,00 | Erworben durch Urkunde Nr. 1731/09 Op vom 19.10.2009 von Herrn Plahuta |
| 12.501 bis 25.000 | Igor Plahuta, * 04.08.1962<br>Calle Falguera 39 B,<br>7001 Palma de Mallorca, Spanien | 12.500 | 1,00 | 12.500,00 | |
| | insgesamt | 25.000 | | 25.000,00 | |

Die vorstehende Liste enthält die Veränderungen, die sich aufgrund meiner Urkunde vom 19.10.2009 UR.Nr. 1731/2009 Op ergeben und stimmt ansonsten mit den Eintragungen der zuletzt im Handelsregister aufgenommenen Liste vom 10.09.2009 überein.

Düsseldorf, den 20. Oktober 2009
He 09.1173.18

Dr. Oppermann, Notar

DR. RAINER OPPERMANN • NOTAR IN DÜSSELDORF

Rossi owns shares in the nominal amount of € 12.500,00 (serial no. 1 to 12.500).

(2) The shareholdings stated above result from the information given by the parties.

(4) Plahuta and Rossi (both the "Seller") herewith sell and transfer to Garp (the "Purchaser")

all their shares (serial no. 1 to 25.000) with the total nominal amount of € 25.000,00.

(5) The transfer is subject to the condition precedent that it effectively takes place upon receipt of the consideration by the sellers. This condition is deemed fulfilled,

- when the sellers (Plahuta and Rossi) have confirmed receipt of the consideration in writing to the notary (fax is not sufficient). The seller is obliged to confirm fulfilment of said condition to the notary without undue delay, or

- when the notary issues an official copy of this deed to the purchaser. The notary is instructed to issue an official copy to the purchaser only after the sellers (Plahuta and Rossi) have confirmed receipt of the consideration in writing to the notary (fax is not sufficient). The seller is obliged to confirm fulfilment of said condition to the notary without undue delay.

(6) The transfer takes place in fulfilment of the Stock Purchase Agreement dated October 10, 2009 (the "Transaction Contract").

The consideration of the purchaser, the transfer of the right to profits, the warranty of the seller and all other contractual agreements are regulated in the Transaction Contract.

(7) All parties involved approve herewith of the agreements made in this notarial deed.

(8) Any approval of this deed shall become valid for all parties involved on receipt by the Notar.

(9) *Instruction: Should the GmbH have real estate or have a direct or indirect holding in real estate the Purchaser has to announce this transaction to the tax office competent for the land acquisition tax within two weeks. Omitted or delayed announcements may be disadvantageous.*
*In addition to the Purchaser the Notar is also obliged to announce this transaction. Where applicable he therefore needs exact information about the real estate (situation, land register, folio).*

In this context the appeared persons declare:

The GmbH has no real estate.

(11) The costs incurred by this deed and its execution are to be borne by the Purchaser.

(12) *Instructions:*
*According to peremptory provisions of the German* Limited Liability Companies Act

- *in the future the Seller can still be held liable by the GmbH (and its creditors) for outstanding capital contribution regarding the transferred share.*

- *the Seller can still be contingently liable for other outstanding capital contributions under specific circumstances.*

- *the Purchaser is also liable for any outstanding capital contribution regarding the transferred or any other existing share.*

- *incorrect entries in the list of shareholders can result in the loss of the shareholding due to acquisition in good faith of the shares by third parties. Each shareholder should check the list of shareholders handed in with the commercial register regularly, at least each three years regarding correctness and completeness.*

- *in case of a change regarding the person of a shareholder or the amount of his participation this change is deemed valid with regard to the GmbH only if the change is reflected in the list of shareholders handed in with the commercial register. If a notary participated in the preceding change, he is obliged to hand in with the commercial register a new list of shareholders reflecting that change and transmit a copy thereof to the company as soon as the change becomes valid.*

With regard to the conditionally dispensed effect of the share transfer this list of shareholders shall be certified by the notary after the condition has set in and then be filed with the commercial register.

This document was read aloud by the Notar, approved by the persons appearing and, subsequently, executed as follows:

gez. Plahuta
gez. Rossi
gez. Oppermann, Notar

# Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: **United States of America**
2. This public document has been signed by GWEN E. NELSON
3. acting in the capacity of NOTARY PUBLIC, STATE OF UTAH
4. bears the seal/stamp of GWEN E. NELSON, NOTARY PUBLIC, STATE OF UTAH

***CERTIFIED***

5. at **Salt Lake City, Utah, U.S.A.**
6. the 8th day of October, 2009
7. by **Greg Bell**, Lieutenant Governor, State of Utah, U.S.A.
8. Number: 118615
9. Seal/Stamp:

10. Signature:

Greg Bell
Lieutenant Governor

# POWER OF ATTORNEY

STATE OF UTAH )
:ss
COUNTY OF SALT LAKE )

KNOW ALL MEN BY THESE PRESENTS, that I, John Brewer,the undersigned Chief Executive Officer of Garb-Oil and Power Corporation, a Utah corporation, (the "Company") do hereby appoint John Rossi, as the true and lawful attorney in fact for the Company for the sole purpose of signing and executing for the Company a Notary Deed for the purchase by the Company of all of the issued and outstanding shares of Resource Protection Systems GmBH, an entity organized under the laws of the Federal Republic of Germany, and with every proper power necessary to carry out the singular act and purpose for which this power is granted.

DATED this 8th. day of October 2009.

Garb-Oil and Power Corporation

By John C. Brewer
John Brewer, Chief Executive Officer

On the 8th day of October, 2009, before me the undersigned officer, personally appeared John Brewer, known personally to me to be the chief executive officer of the above-name corporation, and that he, as such officer, being authorized to do so, executed the foregoing document and instrument for the purpose therein contained, by signing the name of the corporation as such officer.

IN WITNESS WHEREOF, I have set my hand and official seal.

Gwen E. Nelson
NOTARY PUBLIC

Notary Public
GWEN E. NELSON
1588 South Main Street
Salt Lake City, Utah 84115
My Commission Expires
May 1, 2012
State of Utah

My Commission Expires: May 1, 2012

I, John Rossi, hereby acknowledge receipt of a copy of the above Power of Attorney and agree to be an attorney in fact as to said power.

DATED this Oct 8th day of, 2009.

John Rossi,